Exhibit 99.1

FOR IMMEDIATE RELEASE

May 4, 2021

Investor Relations: Brian Brungardt, Director of Investor Relations, 214-721-9353, brian.brungardt@enlink.com

Media Relations: Jill McMillan, Vice President of Strategic Relations & Public Affairs, 214-721-9271, jill.mcmillan@enlink.com

EnLink Midstream Reports First Quarter 2021 Results and Reaffirms 2021 Guidance

DALLAS, May 4, 2021 — EnLink Midstream, LLC (NYSE: ENLC) (EnLink) reported financial results for the first quarter of 2021 and reaffirmed 2021 financial guidance.

Highlights

•	Reported net income of $12.6 million, net cash provided by operating activities of $225.8 million, and adjusted EBITDA, net to EnLink, of $249.4 million for the first quarter of 2021, driven by strong operational execution and a continued focus on cost reductions.

•	Winter Storm Uri temporarily impacted volumes across EnLink's asset footprint giving rise to commercial challenges offset by operational savings. On a net basis, it is estimated that Winter Storm Uri did not have a material impact to first quarter of 2021 results. All systems have resumed normal operations and suffered no lasting integrity impact.

•	With strong first quarter results, EnLink is positioned to meet its full-year 2021 adjusted EBITDA guidance range of $940 million to $1.0 billion.

•	The Permian segment continued to see robust producer activity during the first quarter of 2021, particularly in the Midland Basin, although segment profit was adversely impacted by Uri. March 2021 gas gathering and transportation volumes increased by over 12% compared to both December 2020 and January 2021.

•	All four of EnLink's business segments continued to generate strong segment cash flow (segment profit less capex) during the first quarter of 2021.

•	As a result of strong operational results and timing of capex, EnLink delivered $94.2 million of free cash flow after distributions (FCFAD) for the first quarter of 2021. EnLink is positioned to meet its 2021 FCFAD guidance of $275 million to $325 million.

•	EnLink reduced bank debt by $100 million and modestly increased its cash position.

•	On April 30, 2021, EnLink purchased Amarillo Rattler, the owner of a gathering and processing system in the Midland Basin. In connection with the purchase, EnLink entered into an amended and restated gas gathering and processing agreement with Diamondback Energy strengthening EnLink's acreage dedication position.

"We are pleased with the results that EnLink achieved in the first quarter, made possible by the relentless hard work of the EnLink team working around the clock to minimize the impact from Winter Storm Uri," said Barry E. Davis, EnLink Chairman and CEO. "We are thankful for our employees who continue to execute our strategic plan, and, because of their hard work, all of our business segments generated strong cash flow, putting us on a path to achieve our previously announced guidance.

"After a 2020 that showed the resiliency of our business, we are continuing to focus on generating strong free cash flow, prudently managing our balance sheet, and growing the business. We see 2021 and beyond as an opportunity to transform how we operate and to get better, more efficient, and more sustainable. I look forward to sharing how EnLink is becoming the future of midstream through the execution of our strategic plan."

Adjusted EBITDA, segment cash flow, and free cash flow after distributions used in this press release are non-GAAP measures and are explained in greater detail under "Non-GAAP Financial Information" below.

First Quarter 2021 Financial Results and Highlights

	Three Months Ended
$millions, unless noted	March 31, 2021	December 31, 2020	March 31, 2020
Net income (loss)	13	(124)	(260)
Adjusted EBITDA, net to EnLink	249	262	260
Net cash provided by operating activities	226	170	182
Free cash flow after distributions	94	92	45
Total capex & plant relocation costs, net to EnLink	28	33	91
Debt to Adjusted EBITDA*	4.2x	4.1x	4.6x
Outstanding common units**	490,055,937	490,048,405	489,259,906

*As calculated under EnLink's Revolver.

**Outstanding common units as of April 29, 2021, February 11, 2021, and April 30, 2020, respectively.

Winter Storm Uri Impact

Winter Storm Uri had a similar impact on EnLink as that experienced across the midstream industry with a temporary, but significant, decrease to the volumes across EnLink's geographically diverse asset footprint. The severe cold temperatures caused production freeze-offs and led some producers to proactively shut in their wells. This reduced production flow lasted approximately 10 days, during which EnLink saw peak volume declines range between 44% and 92%, depending on the region. However, thanks to the extraordinary efforts of our employees, EnLink did not experience any asset integrity issues or safety incidents during this period, and system volumes have returned to pre-Uri levels.

The extreme weather created a number of challenges that adversely impacted the first quarter. As a result of the temporary reduction in gathered and processed volumes, EnLink suffered marketing-related losses, including losses on derivative contracts and losses related to firm commodity sales agreements.

EnLink's employees worked diligently during the extreme weather to minimize the negative impacts on our business, to ensure customer needs were met to the extent possible, and to reduce the duration of the operational disruption.

In spite of these challenges, EnLink's resilient assets and focus on operational excellence helped to create offsetting operational savings. EnLink was able to make limited incremental gas sales to support local markets in less operationally affected regions and to use its storage capacity in Louisiana, including at the new Jefferson Island Storage Hub (JISH) facility, to help offset lower gas and NGL supply. Additionally, because of forced outages at facilities and elevated power prices, EnLink received approximately $40 million in credits for unused electricity which had been purchased on a firm basis. These credits may be used to offset future electricity costs. On a net basis, it is estimated Winter Storm Uri did not have a material impact to the first quarter of 2021 results.

The effects of Winter Storm Uri on our industry are far ranging and industrywide litigation and billing disputes arising out of the storm will take time to resolve. As a result, EnLink may be subject to additional financial impact in future quarters.

First Quarter 2021 Segment Updates

Permian Basin:

•	Segment profit of $42.8 million for the first quarter of 2021 was 7% lower with the fourth quarter of 2020 and in line with the first quarter of 2020. EnLink experienced temporary volume declines during Winter Storm Uri with resulting losses on derivative contracts and firm commodity sales agreements. These were partially offset by credits for unused electricity that resulted from forced outages at facilities during Uri. Exclusive of the impact of Winter Storm Uri, strong results for the first quarter of 2021 were driven primarily by producer activity and continued cost optimization efforts.

•	The first quarter of 2021 marked the third consecutive quarter of positive segment cash flow with $29.5 million being generated. Capital expenditures, including operating expenses related to Project War Horse, are projected to moderately increase in the middle of 2021 due to spending on Project War Horse, the relocation of a processing plant from Oklahoma to the Midland Basin, as well as producer activity. The Permian is expected to continue to generate strong segment cash flow for the remainder of 2021.

•	Average natural gas gathering volumes for the first quarter of 2021 were approximately 1% lower as compared to the fourth quarter of 2020 and approximately 11% higher as compared to the first quarter of 2020. Average natural gas processing volumes for the first quarter of 2021 decreased approximately 3% compared to the prior quarter and were 2% higher as compared to the first quarter of 2020.

•	March 2021 gas gathering and processing volumes increased 12.4% and 6.9%, respectively, over December 2020 volumes.

•	Average crude gathering volumes decreased by approximately 10% for the first quarter of 2021 as compared to the fourth quarter of 2020 due to timing of producer completion activity.

Louisiana:

•	Segment profit of $82.2 million for the first quarter of 2021 was 2% higher as compared to the fourth quarter of 2021 and approximately 9% higher as compared to the first quarter of 2020. Increases in segment profit were driven by favorable NGL prices, the inception of the Venture Global transportation agreement, and contributions from JISH.

•	Segment cash flow for the first quarter of 2021 was $79.4 million, and Louisiana is expected to continue to generate strong segment cash flow for the remainder of 2021.

•	Average natural gas transportation volumes for the first quarter of 2021 were approximately 3% higher as compared to the fourth quarter of 2020 and approximately 5% higher as compared to the first quarter of 2020. Volumes in the first quarter benefited from the recent acquisition of JISH.

•	NGL fractionation volumes for the first quarter of 2021 were approximately 4% lower as compared to the fourth quarter of 2020, negatively impacted by Winter Storm Uri.

•	Average crude volumes handled in EnLink's Ohio River Valley operations for the first quarter of 2021 were lower by approximately 14% as compared to the first quarter of 2020 due to lower overall levels of activity in the region.

Oklahoma:

•	Segment profit of $55.5 million for the first quarter of 2021 was approximately 26% lower as compared to the fourth quarter of 2020, excluding the $17.3 million impact from the expiration of a minimum volume commitment in the fourth quarter. Segment profit was also adversely impacted by lower volume, as a result of Winter Storm Uri.
•	Segment cash flow for the first quarter of 2021 was $53.6 million, and Oklahoma is expected to continue to generate strong segment cash flow for the remainder of 2021.
•	Average natural gas gathering volumes for the first quarter of 2021 were approximately 10% lower as compared to the fourth quarter of 2020. Average natural gas processing volumes for the first quarter of 2021 decreased by approximately 10% when compared to the fourth quarter of 2020.
•	The Devon and Dow Inc. joint venture began Phase 1 of its development plan, operating two rigs during the first quarter of 2021 with first volumes expected in the second half of 2021.
•	Average crude gathering volumes during the first quarter of 2021 were approximately 23% lower as compared to the fourth quarter of 2020.

North Texas:

•	Segment profit of $76.9 million for the first quarter of 2021 increased by approximately 25% as compared to the fourth quarter of 2020. While volumes were negatively impacted by Winter Storm Uri, the segment was able to support the local market during the storm with incremental gas sales.
•	Segment cash flow for the first quarter of 2021 was $74.5 million. North Texas is expected to generate strong segment cash flow for the remainder of 2021.
•	Average natural gas gathering and transportation volumes for the first quarter of 2021 decreased by approximately 3% as compared to the fourth quarter of 2020. Average natural gas processing volumes for the first quarter of 2021 were down 3% when compared to the fourth quarter of 2020.
•	BKV and other operators continued to focus on production optimization through re-stimulation activity in the basin.

Amarillo Rattler Acquisition

On April 30, 2021, EnLink purchased Amarillo Rattler, the owner of a gathering and processing system located in the Midland Basin, which represents a great example of EnLink's opportunistic tuck-in acquisition strategy. In connection with the purchase, EnLink entered into an amended and restated gas gathering and processing agreement with Diamondback Energy, strengthening EnLink's dedicated acreage position and deepening its relationship with Diamondback Energy. EnLink acquired the system for $60 million (including $10 million to be paid in 2022) and an earnout capped at $15 million based on Diamondback Energy drilling activity above historical levels. At 6x 2022E EBITDA, the purchase price represents attractive economics relative to historical multiples in the Permian, partially driven by significant operating synergies, and improving over time as Diamondback Energy develops the acreage. In addition, the acquisition is anticipated to be modestly accretive to FCFAD in FY21.

Emissions Targets and Third Sustainability Report

EnLink will announce via a separate press release today its intention to reach net zero greenhouse gas emissions by 2050, positioning the company among industry leaders in sustainability. EnLink plans to execute substantial emissions reduction strategies along the way that will systematically move the company toward its net zero goal, including achieving a 30% reduction in methane emissions intensity by 2024 and a path to reach a 30% reduction in total carbon dioxide equivalent emissions intensity levels by 2030, both as compared to 2020 levels. The company's environmental commitment is further evidenced by its joining, in March 2021, of The Environmental Partnership, an industry organization focused on emissions reduction solutions. EnLink's emissions commitments and environmental management strategies are detailed in its third annual sustainability report, issued today at http://sustainability.enlink.com. Additionally, the report highlights 2020 governance and social responsibility achievements.

First Quarter 2021 Earnings Call Details

EnLink will hold a conference call to discuss first quarter 2021 results on May 5, 2021, at 8 a.m. Central time (9 a.m. Eastern time). The dial-in number for the call is 1-855-656-0924. Callers outside the United States should dial 1-412-542-4172. Participants can also preregister for the conference call by navigating to https://dpregister.com/sreg/10155412/e74e6c8014 where they will receive dial-in information upon completion of preregistration. Interested parties can access an archived replay of the call on the Investors' page of EnLink's website at EnLink.com.

About EnLink Midstream

EnLink Midstream reliably operates a differentiated midstream platform that is built for long-term, sustainable value creation. EnLink's best-in-class services span the midstream value chain, providing natural gas, crude oil, condensate, and NGL capabilities. Our purposely built, integrated asset platforms are in premier production basins and core demand centers, including the Permian Basin, Oklahoma, North Texas, and the Gulf Coast. EnLink's strong financial foundation and commitment to execution excellence drive competitive returns and value for our employees, customers, and investors. Headquartered in Dallas, EnLink is publicly traded through EnLink Midstream, LLC (NYSE: ENLC). Visit www.EnLink.com to learn how EnLink connects energy to life.

Non-GAAP Financial Information

This press release contains non-generally accepted accounting principles financial measures that we refer to as adjusted EBITDA, free cash flow after distributions, and segment cash flow.

We define adjusted EBITDA as net income (loss) plus (less) interest expense, net of interest income; depreciation and amortization; impairments; (income) loss from unconsolidated affiliate investments; distributions from unconsolidated affiliate investments; (gain) loss on extinguishment of debt; unit-based compensation; income tax expense (benefit); unrealized (gain) loss on commodity swaps; relocation costs associated with the War Horse processing facility; (gain) loss on disposition of assets; accretion expense associated with asset retirement obligations; (non-cash rent); and (non-controlling interest share of adjusted EBITDA from joint ventures).

We define free cash flow after distributions as adjusted EBITDA, net to ENLC, plus (less) (growth capital expenditures, excluding capital expenditures that were contributed by other entities and relate to the non-controlling interest share of our consolidated entities); (maintenance capital expenditures, excluding capital expenditures that were contributed by other entities and relate to the non-controlling interest share of our consolidated entities); (interest expense, net of interest income); (distributions declared on common units); (accrued cash distributions on Series B Preferred Units and Series C Preferred Units paid or expected to be paid); (relocation costs associated with the War Horse processing facility); (payments to terminate interest rate swaps); non-cash interest (income)/expense; (current income taxes); and proceeds from the sale of equipment and land.

Segment Cash Flow is defined as segment profit less growth and maintenance capital expenditures, which are gross to EnLink prior to giving effect to the contributions by other entities related to the non-controlling interest share of our consolidated entities.

EnLink believes these measures are useful to investors because they may provide users of this financial information with meaningful comparisons between current results and previously-reported results and a meaningful measure of the company’s cash flow after it has satisfied the capital and related requirements of its operations. In addition, adjusted EBITDA and free cash flow after distributions are both used as metrics in our short-term incentive program for compensating employees.

Adjusted EBITDA, free cash flow after distributions, and segment cash flow, as defined above, are not measures of financial performance or liquidity under GAAP. They should not be considered in isolation or as an indicator of EnLink’s performance. Furthermore, they should not be seen as a substitute for metrics prepared in accordance with GAAP. Reconciliations of these measures to their most directly comparable GAAP measures are included in the following tables. See ENLC’s filings with the Securities and Exchange Commission for more information.

Other definitions and explanations of terms used in this press release:

Segment profit (loss) is defined as operating income (loss) plus general and administrative expenses, depreciation and amortization, (gain) loss on disposition of assets, impairments, and loss on secured term loan receivable. Segment profit (loss) includes non-cash compensation expenses reflected in operating expenses. See “Item 8. Financial Statements and Supplementary Data - Note 15 - Segment Information” in ENLC’s Annual Report on Form 10-K for the year ended December 31, 2020, and, when available, “Item 1. Financial Statements - Note 13—Segment Information” in ENLC’s Quarterly Report on Form 10-Q for the three months ended March 31, 2021, for further information about segment profit (loss).

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. Although these statements reflect the current views, assumptions and expectations of our management, the matters addressed herein involve certain assumptions, risks and uncertainties that could cause actual activities, performance, outcomes and results to differ materially from those indicated herein. Therefore, you should not rely on any of these forward-looking statements. All statements, other than statements of historical fact, included in this press release constitute forward-looking statements, including but not limited to statements identified by the words “forecast,” “may,” “believe,” “will,” “should,” “plan,” “predict,” “anticipate,” “intend,” “estimate,” and “expect” and similar expressions. Such forward-looking statements include, but are not limited to, statements about guidance, projected or forecasted financial and operating results, expected financial and operations results associated with certain projects, acquisitions, or growth capital expenditures, future operational results of our customers, results in certain basins, future cost savings or operational initiatives, profitability, financial or leverage metrics, the impact of Winter Storm Uri on us and our financial results and operations, including the impact of any customer billing disputes and litigation arising out of Uri, future expectations regarding sustainability initiatives, our future capital structure and credit ratings, the impact of the COVID-19 pandemic on us and our financial results and operations, objectives, strategies, expectations, and intentions, and other statements that are not historical facts. Factors that could result in such differences or otherwise materially affect our financial condition, results of operations, or cash flows include, without limitation (a) the impact of the ongoing coronavirus (COVID-19) outbreak on our business, financial condition, and results of operations, (b) potential conflicts of interest of Global Infrastructure Partners (“GIP”) with us and the potential for GIP to favor GIP’s own interests to the detriment of our other unitholders, (c) GIP’s ability to compete with us and the fact that it is not required to offer us the opportunity to acquire additional assets or businesses, (d) a default under GIP’s credit facility could result in a change in control of us, could adversely affect the price of our common units, and could result in a default under our credit facility, (e) the dependence on Devon for a substantial portion of the natural gas and crude that we gather, process, and transport, (f) developments that materially and adversely affect Devon or other customers, (g) adverse developments in the midstream business that may reduce our ability to make distributions, (h) competition for crude oil, condensate, natural gas, and NGL supplies and any decrease in the availability of such commodities, (i) decreases in the volumes that we gather, process, fractionate, or transport, (j) construction risks in our major development projects, (k) our ability to receive or renew required permits and other approvals, (l) increased federal, state, and local legislation, and regulatory initiatives, as well as government reviews relating to hydraulic fracturing resulting in increased costs and reductions or delays in natural gas production by our customers, (m) climate change legislation and regulatory initiatives resulting in increased operating costs and reduced demand for the natural gas and NGL services we provide, (n) changes in the availability and cost of capital, including as a result of a change in our credit rating, (o) volatile prices and market demand for crude oil, condensate, natural gas, and NGLs that are beyond our control, (p) our debt levels could limit our flexibility and adversely affect our financial health or limit our flexibility to obtain financing and to pursue other business opportunities, (q) operating hazards, natural disasters, weather-related issues or delays, casualty losses, and other matters beyond our control, (r) reductions in demand for NGL products by the petrochemical, refining, or other industries or by the fuel markets, (s) impairments to goodwill, long-lived assets and equity method investments, and (t) the effects of existing and future laws and governmental regulations, including environmental and climate change requirements and other uncertainties. These and other applicable uncertainties, factors, and risks are described more fully in EnLink Midstream, LLC’s and EnLink Midstream Partners, LP’s filings with the Securities and Exchange Commission, including EnLink Midstream, LLC’s and EnLink Midstream Partners, LP’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. Neither EnLink Midstream, LLC nor EnLink Midstream Partners, LP assumes any obligation to update any forward-looking statements.

The EnLink management team based the forecasted financial information included herein on certain information and assumptions, including, among others, the producer budgets / forecasts to which EnLink has access as of the date of this press release and the projects / opportunities expected to require capital expenditures as of the date of this press release. The assumptions, information, and estimates underlying the forecasted financial information included in the guidance information in this press release are inherently uncertain and, though considered reasonable by the EnLink management team as of the date of its preparation, are subject to a wide variety of significant business, economic, and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the forecasted financial information. Accordingly, there can be no assurance that the forecasted results are indicative of EnLink's future performance or that actual results will not differ materially from those presented in the forecasted financial information. Inclusion of the forecasted financial information in this press release should not be regarded as a representation by any person that the results contained in the forecasted financial information will be achieved.

EnLink Midstream, LLC

Selected Financial Data

(All amounts in millions except per unit amounts)

(Unaudited)

	Three Months Ended March 31,
	2021	2020
Total revenues	$1,248.4	$1,156.1

Operating costs and expenses:
Cost of sales, exclusive of operating expenses and depreciation and amortization (1)	934.7	755.3
Operating expenses	56.3	100.7
Depreciation and amortization	151.0	162.8
Impairments	—	353.0
Gain on disposition of assets	—	(0.6)
General and administrative	26.0	30.4
Total operating costs and expenses	1,168.0	1,401.6
Operating income (loss)	80.4	(245.5)
Other income (expense):
Interest expense, net of interest income	(60.0)	(55.6)
Gain on extinguishment of debt	—	5.3
Income (loss) from unconsolidated affiliates	(6.3)	1.7
Other expense	(0.1)	—
Total other expense	(66.4)	(48.6)
Income (loss) before non-controlling interest and income taxes	14.0	(294.1)
Income tax benefit (expense)	(1.4)	33.7
Net income (loss)	12.6	(260.4)
Net income attributable to non-controlling interest	25.3	26.4
Net loss attributable to ENLC	$(12.7)	$(286.8)
Net loss attributable to ENLC per unit:
Basic common unit	$(0.03)	$(0.59)
Diluted common unit	$(0.03)	$(0.59)

Weighted average common units outstanding (basic and diluted)	490.0	488.7

(1)	Includes related party cost of sales of $3.2 million and $2.9 million for the three months ended March 31, 2021 and 2020, respectively, and excludes all operating expenses as well as depreciation and amortization related to our operating segments of $149.0 million and $160.8 million for the three months ended March 31, 2021 and 2020, respectively.

8

EnLink Midstream, LLC

Reconciliation of Net Income (Loss) to Adjusted EBITDA

(All amounts in millions)

(Unaudited)

	Three Months Ended March 31,
	2021	2020
Net income (loss)	$12.6	$(260.4)
Interest expense, net of interest income	60.0	55.6
Depreciation and amortization	151.0	162.8
Impairments	—	353.0
(Income) loss from unconsolidated affiliates	6.3	(1.7)
Distributions from unconsolidated affiliates	3.6	1.8
Gain on extinguishment of debt	—	(5.3)
Unit-based compensation	6.5	8.8
Income tax expense (benefit)	1.4	(33.7)
Unrealized (gain) loss on commodity swaps	7.9	(13.0)
Relocation costs associated with the War Horse processing facility (1)	7.6	—
Other (2)	(0.4)	(0.7)
Adjusted EBITDA before non-controlling interest	256.5	267.2
Non-controlling interest share of adjusted EBITDA from joint ventures (3)	(7.1)	(7.2)
Adjusted EBITDA, net to ENLC	$249.4	$260.0

(1)	Represents cost incurred related to the relocation of equipment and facilities from the Battle Ridge processing plant, in the Oklahoma segment, to the Permian segment that we expect to complete in 2021 and are not part of our ongoing operations.

(2)	Includes (gain) loss on disposition of assets; accretion expense associated with asset retirement obligations; and non-cash rent, which relates to lease incentives pro-rated over the lease term.

(3)	Non-controlling interest share of adjusted EBITDA from joint ventures includes NGP Natural Resources XI, L.P.'s ("NGP")’s 49.9% share of adjusted EBITDA from the Delaware Basin JV, Marathon Petroleum Corporation’s 50% share of adjusted EBITDA from the Ascension JV, and other minor non-controlling interests.

9

EnLink Midstream, LLC

Reconciliation of Net Cash Provided by Operating Activities to Adjusted EBITDA

and Free Cash Flow After Distributions

(All amounts in millions except ratios and per unit amounts)

(Unaudited)

Three Months Ended March 31,
2021	2020
Net cash provided by operating activities	$225.8	$182.0
Interest expense (1)	55.9	54.7
Utility credits (2)	40.4	—
Accruals for settled commodity swap transactions	0.1	5.0
Distributions from unconsolidated affiliate investment in excess of earnings	3.6	0.2
Relocation costs associated with the War Horse processing facility (3)	7.6	—
Other (4)	1.2	0.7
Changes in operating assets and liabilities which (provided) used cash:
Accounts receivable, accrued revenues, inventories, and other	17.5	(169.3)
Accounts payable, accrued product purchases, and other accrued liabilities	(95.6)	193.9
Adjusted EBITDA before non-controlling interest	256.5	267.2
Non-controlling interest share of adjusted EBITDA from joint ventures (5)	(7.1)	(7.2)
Adjusted EBITDA, net to ENLC	249.4	260.0
Growth capital expenditures, net to ENLC (6)	(15.9)	(82.6)
Maintenance capital expenditures, net to ENLC (6)	(4.7)	(8.2)
Interest expense, net of interest income	(60.0)	(55.6)
Distributions declared on common units	(46.7)	(46.5)
ENLK preferred unit accrued cash distributions (7)	(23.0)	(22.8)
Relocation costs associated with the War Horse processing facility (3)	(7.6)	—
Other (8)	2.7	0.2
Free cash flow after distributions	$94.2	$44.5

Actual declared distribution to common unitholders	$46.7	$46.5
Distribution coverage	3.51	x	3.72	x
Distributions declared per ENLC unit	$0.09375	$0.09375

(1)	Net of amortization of debt issuance costs and discount and premium, which are included in interest expense but not included in net cash provided by operating activities, and non-cash interest income, which is netted against interest expense but not included in adjusted EBITDA.

(2)	Under our utility agreements, we are entitled to a base load of electricity and pay or receive credits, based on market pricing, when we exceed or do not use the base load amounts. Due to Winter Storm Uri, we received credits from our utility providers based on market rates for our unused electricity.

(3)	Represents cost incurred related to the relocation of equipment and facilities from the Battle Ridge processing plant, in the Oklahoma segment, to the Permian segment that we expect to complete in 2021 and are not part of our ongoing operations.

(4)	Includes current income tax expense; amortization of designated cash flow hedge; and non-cash rent, which relates to lease incentives pro-rated over the lease term.

(5)	Non-controlling interest share of adjusted EBITDA from joint ventures includes NGP's 49.9% share of adjusted EBITDA from the Delaware Basin JV, Marathon Petroleum Corporation's 50% share of adjusted EBITDA from the Ascension JV, and other minor non-controlling interests.
(6)	Excludes capital expenditures that were contributed by other entities and relate to the non-controlling interest share of our consolidated entities.
(7)	Represents the cash distributions earned by the Series B Preferred Units and Series C Preferred Units, which are not available to common unitholders.
(8)	Includes non-cash interest (income)/expense; current income tax expense; and proceeds from the sale of surplus or unused equipment and land, which occurred in the normal operation of our business and did not include major divestitures.

EnLink Midstream, LLC

Reconciliation of Segment Profit to Segment Cash Flow

(All amounts in millions)

(Unaudited)

	Permian	Louisiana	Oklahoma	North Texas
Three Months Ended March 31, 2021
Segment profit	$42.8	$82.2	$55.5	$76.9
Capital expenditures	(13.3)	(2.8)	(1.9)	(2.4)
Segment cash flow	$29.5	$79.4	$53.6	$74.5

Three Months Ended March 31, 2020
Segment profit	$42.6	$75.3	$108.0	$74.2
Capital expenditures	(86.0)	(15.2)	(8.5)	(4.7)
Segment cash flow	$(43.4)	$60.1	$99.5	$69.5

EnLink Midstream, LLC

Operating Data

(Unaudited)

	Three Months Ended March 31,
	2021	2020
Midstream Volumes:
Permian Segment
Gathering and Transportation (MMBtu/d)	925,600	831,100
Processing (MMBtu/d)	876,100	861,700
Crude Oil Handling (Bbls/d)	108,200	133,400
Louisiana Segment
Gathering and Transportation (MMBtu/d)	2,151,300	2,043,200
Crude Oil Handling (Bbls/d)	15,000	17,400
NGL Fractionation (Gals/d)	7,106,200	8,184,100
Brine Disposal (Bbls/d)	1,400	1,700
Oklahoma Segment
Gathering and Transportation (MMBtu/d)	937,300	1,220,900
Processing (MMBtu/d)	955,400	1,154,400
Crude Oil Handling (Bbls/d)	17,500	36,600
North Texas Segment
Gathering and Transportation (MMBtu/d)	1,356,900	1,577,700
Processing (MMBtu/d)	624,600	699,700

EnLink Midstream, LLC

Forward-Looking Reconciliation of Net Income to Adjusted EBITDA and Free Cash Flow After Distributions

(All amounts in millions)

(Unaudited)

2021 Outlook (1) Provided on Feb 16, 2021
Net income of EnLink Midstream, LLC (2)	$75.0
Interest expense, net of interest income	242.0
Depreciation and amortization	604.0
Income from unconsolidated affiliate investments	(2.0)
Distributions from unconsolidated affiliate investments	1.0
Unit-based compensation	31.0
Income taxes	30.0
Project War Horse (3)	25.0
Other (4)	(1.0)
Adjusted EBITDA before non-controlling interest	1005.0
Non-controlling interest share of adjusted EBITDA (5)	(35.0)
Adjusted EBITDA, net to EnLink Midstream, LLC	970.0
Interest expense, net of interest income	(242.0)
Maintenance capital expenditures, net to ENLK (6)	(40.0)
Preferred unit accrued cash distributions (7)	(92.0)
Other (8)	10.0
Distributable cash flow	606.0
Common distributions declared	(186.0)
Growth capital expenditures, net to EnLink and Project War Horse (3)(6)	(120.0)
Free cash flow after distributions	$300.0

(1)	Represents the forward-looking net income guidance of EnLink Midstream, LLC for the year ended December 31, 2021. The forward-looking net income guidance excludes the potential impact of gains or losses on derivative activity, gains or losses on disposition of assets, impairment expense, gains or losses as a result of legal settlements, gains or losses on extinguishment of debt, the financial effects of future acquisitions, and proceeds from the sale of equipment. The exclusion of these items is due to the uncertainty regarding the occurrence, timing and/or amount of these events.

(2)	Net income includes estimated net income attributable to (i) NGP Natural Resources XI, L.P.'s ("NGP") 49.9% share of net income from the Delaware Basin JV, (ii) Marathon Petroleum Corp.'s ("Marathon") 50% share of net income from the Ascension JV, and (iii) other minor non-controlling interests.

(3)	Project War Horse includes operating expenses incurred related to the relocation of equipment and facilities from the Battle Ridge processing plant, in the Oklahoma segment, to the Permian segment that we expect to complete in 2021 and are not part of our ongoing operations.

(4)	Includes (i) estimated accretion expense associated with asset retirement obligations and (ii) estimated non-cash rent, which relates to lease incentives pro-rated over the lease term.

(5)	Non-controlling interest share of adjusted EBITDA includes estimates for (i) NGP’s 49.9% share of adjusted EBITDA from the Delaware Basin JV, (ii) Marathon's 50% share of adjusted EBITDA from the Ascension JV and (iii) other minor non-controlling interests.

(6)	Excludes capital expenditures that are contributed by other entities and relate to the non-controlling interest share of our consolidated entities.

(7)	Represents the cash distributions earned by the ENLK Series B Preferred Units and ENLK Series C Preferred Units. Cash distributions to be paid to holders of the ENLK Series B Preferred Units and ENLK Series C Preferred Units are not available to common unitholders.

(8)	Includes non-cash interest (income)/expense and current tax income/(expense).

EnLink Midstream does not provide a reconciliation of forward-looking Net Cash Provided by Operating Activities to Adjusted EBITDA and Excess Free Cash Flow because the companies are unable to predict with reasonable certainty changes in working capital, which may impact cash provided or used during the year. Working capital includes accounts receivable, accounts payable and other current assets and liabilities. These items are uncertain and depend on various factors outside the companies' control. For the same reasons, EnLink is unable to address the probable significance of the unavailable information, which could be material to future results.